CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)(2)
Notes	$215,000	$23.01

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, filing fees of $493,801.02 have already been paid with respect to unsold securities that were previously registered pursuant to a Registration Statement on Form S-3 (No. 333-117770) filed by JPMorgan Chase & Co. on July 30, 2004, and have been carried forward, of which $23.01 offset against the registration fee due for this offering and of which $493,778.01 remains available for future registration fees. No additional registration fee has been paid with respect to this offering.

Pricing supplement no. 292 To prospectus dated December 1, 2005, prospectus supplement dated October 12, 2006 and product supplement no. 58-I dated December 4, 2006	Registration Statement No. 333-130051 Dated January 26, 2007 Rule 424(b)(2)

Structured Investments

JPMorgan Chase & Co.
$30,000 (BHI) $35,000 (CQB) $10,000 (FWLT) $110,000 (HES) $30,000 (TLB) Auto Callable Reverse Exchangeable Notes due January 30, 2008 Linked to the Common Stock of a Single Reference Stock Issuer

General

  This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. You may participate in any of the five (5) note offerings or, at your election, in two or more of the offerings. This pricing supplement does not, however, allow you to purchase a note linked to a basket of some or all of the Reference Stocks described below.
  The notes are designed for investors who seek an interest rate that is higher than the current dividend yield on the applicable Reference Stock or the yield on a conventional debt security with the same maturity issued by us or an issuer with a comparable credit rating. Investors should be willing to forgo the potential to participate in the appreciation of the applicable Reference Stock, to accept the risks of owning the common stock of the applicable Reference Stock issuer, and to assume the risk that the notes will be automatically called and the investor will receive only the Physical Delivery Amount, or the Cash Value thereof, with a market value that will likely be less than the principal amount of the notes and may be zero.
  Each issue of offered notes will pay interest monthly at the fixed annual rate specified for that issue below. However, the notes do not guarantee any return of principal at maturity if the notes are automatically called. Under certain circumstances described below, the notes will be automatically called before maturity and you will receive, in addition to any accrued and unpaid interest, a predetermined number of shares of the applicable Reference Stock or, at our election, the Cash Value thereof. If the notes are not automatically called, you will receive $1,000 per $1,000 principal amount note at maturity, in addition to any accrued and unpaid interest.
  Minimum denominations of $1,000 and integral multiples thereof.

Key Terms

Automatic Call:

If on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to its Initial Share Price, by more than the Protection Amount, the notes will be automatically called. We refer to such date as the “Call Date” and the third business day after the Call Date as the “Call Settlement Date”.*

Payment if Called:

If the notes are automatically called, for every $1,000 principal amount note, you will receive the Physical Delivery Amount (or, at our election, the Cash Value thereof), plus any accrued and unpaid interest up to and including the Call Date. If you receive shares of the applicable Reference Stock, fractional shares will be paid in cash. The market value of the Physical Delivery Amount or the Cash Value thereof will most likely be less than the principal amount of your notes and may be zero.

Payment at Maturity:	If the notes are not automatically called, you will receive $1,000 for each $1,000 principal amount note plus any accrued and unpaid interest at maturity.
Maturity Date:	January 30, 2008*
Pricing Date:	January 26, 2007
Settlement Date:	On or about January 31, 2007
Final Observation Date:	January 25, 2008*
Interest Payment Date:

Interest on the notes will be payable on the last calendar day of each month, subject to certain exceptions (each such date, an “Interest Payment Date”) commencing February 28, 2007 up to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to and including the Call Date, and will be payable on each Interest Payment Date occurring before the Call Date and on the Call Settlement Date. See “Selected Purchase Considerations — Monthly Interest Payments” in this pricing supplement for more information.

Monitoring Period:	The period from the Pricing Date to and including the Final Observation Date.
Physical Delivery Amount:	The number of shares of the applicable Reference Stock, per $1,000 principal amount note, equal to $1,000 divided by the applicable Initial Share Price.
Cash Value:

For the applicable Reference Stock, the amount in cash equal to the product of (1) $1,000 divided by the Initial Share Price of the applicable Reference Stock and (2) the closing price of the applicable Reference Stock on the Call Date.

Initial Share Price:

The closing price of the applicable Reference Stock on the Pricing Date. The Initial Share Price is subject to adjustments in certain circumstances. See “Description of Notes — Automatic Call” and “General Terms of Notes — Anti-dilution Adjustments” in the accompanying product supplement no. 58-I for further information about these adjustments.

									Tax Allocation of Annual Coupon per $1,000 Principal Amount Note†

Reference Stock	Page Number	Ticker Symbol	Principal Amount	Coupon Rate	Protection Amount	Initial Share Price	CUSIP	Annual Coupon	Interest on Deposit	Put Premium

Baker Hughes Incorporated	PS-3	BHI	$1,000	9.15%	30% of the Initial Share Price	$66.63	48123JNC9	$91.50	$54.00	$37.50

Chiquita Brands International, Inc.	PS-4	CQB	$1,000	10.45%	30% of the Initial Share Price	$15.49	48123JND7	$104.50	$54.00	$50.50

Foster Wheeler Ltd.	PS-6	FWLT	$1,000	12.00%	30% of the Initial Share Price	$53.98	48123JNH8	$120.00	$54.00	$66.00

Hess Corporation	PS-7	HES	$1,000	9.50%	30% of the Initial Share Price	$51.94	48123JNB1	$95.00	$54.00	$41.00

The Talbots, Inc.	PS-9	TLB	$1,000	10.95%	30% of the Initial Share Price	$23.27	48123JNA3	$109.50	$54.00	$55.50

*

Subject to postponement in the event of a market disruption event, as described under “Description of Notes — Automatic Call” and “Description of Notes — Payment at Maturity” in the accompanying product supplement no. 58-I.

†	Based on one reasonable treatment of the notes, as described herein under “Tax Treatment as a Unit Comprising a Put Option and a Deposit” and in the accompanying product supplement no. 58-I under “Certain U.S. Federal Income Tax Consequences” on page PS-21.

Investing in the Auto Callable Reverse Exchangeable Notes involves a number of risks. See “Risk Factors” beginning on page PS-6 of the accompanying product supplement no. 58-I and “Selected Risk Considerations” beginning on page PS-2 of this pricing supplement.

Neither the SEC nor any state securities commission has approved or disapproved of the notes or passed upon the accuracy or the adequacy of this pricing supplement or the accompanying prospectus supplements and prospectus. Any representation to the contrary is a criminal offense.

	Price to Public	Fees and Commissions (1)	Proceeds to Us

Baker Hughes Incorporated

Per note	$1,000	$36.50	$963.50

Total	$30,000	$1,095	$28,905

Chiquita Brands International, Inc.

Per note	$1,000	$41	$959

Total	$35,000	$1,435	$33,565

Foster Wheeler Ltd.

Per note	$1,000	$42.50	$957.50

Total	$10,000	$425	$9,575

Hess Corporation

Per Note	$1,000	$35.50	$964.50

Total	$110,000	$3,905	$106,095

The Talbots, Inc.

Per Note	$1,000	$36	$964

Total	$30,000	$1,080	$28,920

(1)

J.P. Morgan Securities Inc., whom we refer to as JPMSI, acting as agent for JPMorgan Chase & Co., will receive commissions of $36.50, $41, $42.50, $35.50 and $36 per $1,000 principal amount note for notes linked to the common stock of Baker Hughes Incorporated, Chiquita Brands International, Inc., Foster Wheeler Ltd., Hess Corporation and The Talbots, Inc., respectively, and will use a portion of such commissions to pay selling concessions to other dealers of $28.25, $30.50, $31.25, $27.75 and $28 per $1,000 principal amount note inked to the common stock of Baker Hughes Incorporated, Chiquita Brands International, Inc., Foster Wheeler Ltd and The Talbots, Inc., respectively. The concessions of $28.25, $30.50, $31.25, $27.75 and $28 per $1,000 principal amount note for notes linked to the common stock of Baker Hughes Incorporated, Chiquita Brands International, Inc., Foster Wheeler Ltd., Hess Corporation and The Talbots, Inc., respectively, include concessions allowed to selling dealers and concessions allowed to an arranging dealer. See “Underwriting” beginning on page PS-26 of the accompanying product supplement no. 58-I.

The notes are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

JPMorgan

January 26, 2007

ADDITIONAL TERMS SPECIFIC TO EACH NOTE OFFERING

This pricing supplement relates to five (5) separate note offerings. Each issue of offered notes is linked to one, and only one, Reference Stock. The purchaser of a note will acquire a security linked to a single Reference Stock (not to a basket or index that includes another Reference Stock). You may participate in any of the five (5) note offerings or, at your election, in two or more offerings. We reserve the right to withdraw, cancel or modify any offering and to reject orders in whole or in part. While each note offering relates only to a single Reference Stock identified on the cover page, you should not construe that fact as a recommendation of the merits of acquiring an investment linked to that Reference Stock (or any other Reference Stock) or as to the suitability of an investment in the notes. You should read this pricing supplement together with the prospectus dated December 1, 2005, as supplemented by the prospectus supplement dated October 12, 2006 relating to our Series E medium-term notes of which these notes are a part, and the more detailed information contained in product supplement no. 58-I dated December 4, 2006. This pricing supplement, together with the documents listed below, contains the terms of the notes, supplements the term sheet related hereto dated January 5, 2007, as well as the supplemental term sheet related hereto dated January 9, 2007 and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, correspondence, trade ideas, structures for implementation, sample structures, fact sheets, brochures or other educational materials of ours. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the accompanying product supplement no. 58-I, as the notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the notes.

You may access these documents on the SEC Web site at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC Web site):

  Product supplement no. 58-I dated December 4, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003708/e25724_424b2.pdf

  Prospectus supplement dated October 12, 2006:
  http://www.sec.gov/Archives/edgar/data/19617/000089109206003117/e25276_424b2.pdf

  Prospectus dated December 1, 2005:
  http://www.sec.gov/Archives/edgar/data/19617/000089109205002389/e22923_base.txt

Our Central Index Key, or CIK, on the SEC Web site is 19617. As used in this pricing supplement, the “Company,” “we,” “us,” or “our” refers to JPMorgan Chase & Co.

Selected Purchase Considerations

  THE NOTES OFFER A HIGHER INTEREST RATE THAN THE YIELD ON DEBT SECURITIES OF COMPARABLE MATURITY ISSUED BY US OR AN ISSUER WITH A COMPARABLE CREDIT RATING — The notes will pay interest at a rate per annum depending upon the applicable Reference Stock, as indicated on the cover of this pricing supplement. We believe that the applicable interest rate is higher than the yield received on debt securities of comparable maturity issued by us or an issuer with a comparable credit rating. Because the notes are our senior unsecured obligations, any interest payment or any payment at maturity is subject to our ability to pay our obligations as they become due.
  MONTHLY INTEREST PAYMENTS — The notes offer monthly interest payments at the applicable Coupon Rate set forth on the cover of this pricing supplement. Interest will be payable monthly in arrears on the last calendar day of each month, except for the monthly interest payment due in January 2008, which shall be payable on January 30, 2008 (each such date, an “Interest Payment Date”), commencing February 28, 2007 up to and including the Interest Payment Date corresponding to the Maturity Date, unless the notes are automatically called. If the notes are automatically called, interest will accrue to and including the Call Date, and will be payable monthly in arrears on each Interest Payment Date occurring before the Call Date and on the Call Settlement Date. The interest payments will be payable to the holders of record at the close of business on the date 15 calendar days prior to the applicable Interest Payment Date or Call Date. If an Interest Payment Date or the Call Settlement Date, as applicable, is not a Business Day, payment shall be made on the next Business Day immediately following such day, but no additional interest will accrue as a result of the delayed payment. For example, the monthly interest payment due in March 2007 shall be payable on April 2, 2007.
  THE NOTES DO NOT GUARANTEE THE RETURN OF YOUR PRINCIPAL — Your return of principal at maturity is protected if the notes are not automatically called. However, if the closing price of the applicable Reference Stock on any day during the Monitoring Period has declined by more than the applicable Protection Amount, the notes will be automatically called and you could lose the entire principal amount of your notes.
  TAX TREATMENT AS A UNIT COMPRISING A PUT OPTION AND A DEPOSIT — You should review carefully the section entitled “Certain U.S. Federal Income Tax Consequences” in the accompanying product supplement no. 58-I. Subject to the limitations described therein, and based on certain factual representations received from us, in the opinion of our special tax counsel, Davis Polk & Wardwell, it is reasonable to treat the notes as a unit comprising a Put Option and a Deposit for U.S. federal income tax purposes. Of the applicable annual coupon for each $1,000 principal amount note, we intend to treat the applicable amounts specified on the cover of this pricing supplement as interest on the Deposit and as Put Premium, respectively. By purchasing the notes, you agree to treat the notes for U.S. federal income tax purposes consistently with our treatment as described above. Assuming this characterization is respected, amounts treated as interest on the Deposit will be taxed as ordinary income while receipt of the Put Premium will not be taxable to you prior to maturity or sale. However, there are other reasonable treatments that the IRS or a court may adopt, in which case the timing and character of any income or loss on the notes could be significantly and adversely affected. Purchasers who are not initial purchasers of notes at the issue price should consult

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-1
their tax advisers with respect to the tax consequences of an investment in the notes, including possible alternative characterizations, as well as the allocation of the purchase price of the notes between the Deposit and the Put Option.

Selected Risk Considerations

An investment in the notes involves significant risks. Investing in the notes is not equivalent to investing directly in any of the Reference Stocks. These risks are explained in more detail in the “Risk Factors” section of the accompanying product supplement no. 58-I dated December 4, 2006.

  YOUR INVESTMENT IN THE NOTES MAY RESULT IN A LOSS — The notes do not guarantee any return of principal if the notes are automatically called. If the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period, the notes will be automatically called and you will receive a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof). The market value of those shares of the applicable Reference Stock will most likely be less than the principal amount of each note and may be zero. Accordingly, you could lose up to the entire principal amount of your notes.
  POTENTIAL EARLY EXIT WITH A LOSS AS A RESULT OF AUTOMATIC CALL FEATURE — While the original term of the notes is just under one year, the notes will be called before maturity if the closing price of the applicable Reference Stock has declined from the applicable Initial Share Price by more than the applicable Protection Amount on any day during the Monitoring Period. Under these circumstances, the amount of interest payable on the notes will be less than the annual coupon set forth on the cover of this pricing supplement and an investor will receive a Physical Delivery Amount, or, at our election, the Cash Value thereof, with a market value that will likely be less than the principal amount of the notes.
  YOUR PROTECTION MAY TERMINATE ON ANY DAY DURING THE TERM OF THE NOTES — If, on any day during the Monitoring Period, the closing price of the applicable Reference Stock declines below the applicable Initial Share Price minus the applicable Protection Amount, your notes will be automatically called and you will be fully exposed to any depreciation in the applicable Reference Stock. We refer to this feature as a contingent buffer. Under these circumstances, you will receive on the Call Settlement Date a predetermined number of shares of the applicable Reference Stock (or, at our election, the Cash Value thereof) and, consequently, you will lose 1% of the principal amount of your investment for every 1% decline in the closing price of the applicable Reference Stock on the Call Date as compared to the Initial Share Price of such Reference Stock. If these notes had a non-contingent buffer feature, under the same scenario, you would have received the full principal amount of your notes plus accrued and unpaid interest at maturity and the notes would not have been automatically called. As a result, your investment in the notes may not perform as well as an investment in a security with a return that includes a non-contingent buffer.
  YOUR RETURN ON THE NOTES IS LIMITED TO THE PRINCIPAL AMOUNT PLUS ACCRUED INTEREST REGARDLESS OF ANY APPRECIATION IN THE VALUE OF THE APPLICABLE REFERENCE STOCK — Unless on any day during the Monitoring Period, the closing price of the applicable Reference Stock has declined, as compared to the applicable Initial Share Price, by more than the applicable Protection Amount, for each $1,000 principal amount note, you will receive $1,000 at maturity plus any accrued and unpaid interest, regardless of any appreciation in the value of the applicable Reference Stock, which may be significant. Accordingly, the return on the notes may be significantly less than the return on a direct investment in the applicable Reference Stock during the term of the notes.
  NO OWNERSHIP RIGHTS IN THE APPLICABLE REFERENCE STOCK — As a holder of the notes, you will not have any ownership interest or rights in the applicable Reference Stock, such as voting rights or dividend payments. In addition, the applicable Reference Stock issuer will not have any obligation to consider your interests as a holder of the notes in taking any corporate action that might affect the value of the applicable Reference Stock and the notes.
  NO AFFILIATION WITH THE REFERENCE STOCK ISSUERS — We are not affiliated with the issuers of the Reference Stocks. We assume no responsibility for the adequacy of the information about the Reference Stock issuers contained in this pricing supplement or in product supplement no. 58-I. You should make your own investigation into the Reference Stocks and their issuers. We are not responsible for the Reference Stock issuers’ public disclosure of information, whether contained in SEC filings or otherwise.
  CERTAIN BUILT-IN COSTS ARE LIKELY TO ADVERSELY AFFECT THE VALUE OF THE NOTES PRIOR TO MATURITY — While the payment at maturity described in this pricing supplement is based on the full principal amount of your notes, the original issue price of the notes includes the agent’s commission and the cost of hedging our obligations under the notes through one or more of our affiliates. As a result, the price, if any, at which JPMSI will be willing to purchase notes from you in secondary market transactions, if at all, will likely be lower than the original issue price and any sale prior to maturity could result in a substantial loss to you. The notes are not designed to be short-term trading instruments. Accordingly, you should be willing to hold your notes to maturity.
  LACK OF LIQUIDITY — The notes will not be listed on any securities exchange. JPMSI intends to offer to purchase the notes in the secondary market but is not required to do so. Even if there is a secondary market, it may not provide enough liquidity to allow you to trade or sell the notes easily. Because other dealers are not likely to make a secondary market for the notes, the price at which you may be able to trade your notes is likely to depend on the price, if any, at which JPMSI is willing to buy the notes.
  POTENTIAL CONFLICTS — We and our affiliates play a variety of roles in connection with the issuance of the notes, including acting as calculation agent. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the notes. We and/or our affiliates may also currently or from time to time engage in business with the Reference Stock issuers, including extending loans to, or making equity investments in, such Reference Stock issuer(s) or

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-2
  providing advisory services to such Reference Stock issuer(s). In addition, one or more of our affiliates may publish research reports or otherwise express opinions with respect to the Reference Stock issuers and these reports may or may not recommend that investors buy or hold the Reference Stock(s). As a prospective purchaser of the notes, you should undertake an independent investigation of the applicable Reference Stock issuer that in your judgment is appropriate to make an informed decision with respect to an investment in the notes.
  HEDGING AND TRADING IN THE REFERENCE STOCK — While the notes are outstanding, we or any of our affiliates may carry out hedging activities related to the notes, including in the Reference Stocks or instruments related to such Reference Stock(s). We or our affiliates may also trade in the Reference Stocks or instruments related to Reference Stock(s) from time to time. Any of these hedging or trading activities as of the pricing date and during the term of the notes could adversely affect our payment to you at maturity.
  MANY ECONOMIC AND MARKET FACTORS WILL INFLUENCE THE VALUE OF THE NOTES — In addition to the value of the applicable Reference Stock and interest rates on any trading day, the value of the notes will be affected by a number of economic and market factors that may either offset or magnify each other and which are set out in more detail in product supplement no. 58-I.

The Reference Stocks

Public Information

All information contained herein on the Reference Stocks and on the Reference Stock issuers is derived from publicly available sources and is provided for informational purposes only. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC by a Reference Stock issuer pursuant to the Exchange Act can be located by reference to the SEC file number provided below and can be accessed through www.sec.gov. We do not make any representation that these publicly available documents are accurate or complete. See “The Reference Stock” beginning on page PS-12 of the accompanying product supplement no. 58-I for more information.

Baker Hughes Incorporated (“Baker Hughes”)

According to its publicly available filings with the SEC, Baker Hughes is a leading provider of drilling, formation evaluation, completion and production products and services to the worldwide oil and natural gas industry. The common stock of Baker Hughes, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Baker Hughes in the accompanying product supplement no. 58-I. Baker Hughes’ SEC file number is 001-09397.

Historical Information of the Common Stock of Baker Hughes

The following graph sets forth the historical performance of the common stock of Baker Hughes based on the weekly closing price (in U.S. dollars) of the common stock of Baker Hughes from January 4, 2002 through January 26, 2007. The closing price of the common stock of Baker Hughes on January 26, 2007 was $66.63. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Baker Hughes has experienced significant fluctuations. The historical performance of the common stock of Baker Hughes should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Baker Hughes during the term of the notes. We cannot give you assurance that the performance of the common stock of Baker Hughes will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Baker Hughes will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Baker Hughes.

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Baker Hughes

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Baker Hughes, based on a range of hypothetical closing prices of the

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-3

Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical Closing Price.” For this table of hypothetical payments at maturity or upon an automatic call, we have also assumed the following:

• the Initial Share Price: $66.00	• the Protection Amount: $19.80
• the Coupon Rate: 9.15%

Hypothetical Closing Price	Payment at Call Settlement Date	Total Value of Payment Received at Call Settlement Date*	Payment at Maturity**

N/A – closing price of Reference Stock never declines below $66.00	N/A	N/A	$1,000.00

N/A – closing price of Reference Stock never declines below $46.20	N/A	N/A	$1,000.00

$33.00	15 shares of the Reference Stock or the Cash Value thereof	$500.00	N/A

$10.00	15 shares of the Reference Stock or the Cash Value thereof	$151.52	N/A

$5.00	15 shares of the Reference Stock or the Cash Value thereof	$75.76	N/A

$0.00	15 shares of the Reference Stock or the Cash Value thereof	$0.00	N/A

*

On the Call Settlement Date, in addition to the Physical Delivery Amount, or the Cash Value thereof, you will receive any accrued and unpaid interest in cash up to and including the Call Date. In addition, if you receive the Physical Delivery Amount, the total value of payment received at the Call Settlement Date shown in the table above includes the value of any fractional shares, which will be paid in cash.

**	At maturity, assuming the notes have not been called, you will receive, in addition to the principal amount of your notes, any accrued and unpaid interest.

The following examples illustrate how the total value of payments received at maturity and on the Call Date set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $46.20. Because the closing price of the Reference Stock did not decline by more than the Protection Amount on any day during the Monitoring Period, you will receive a payment of $1,000 per $1,000 principal amount note at maturity.

Example 2: The closing price of the Reference Stock declined by more than the Protection Amount for the first time on one day during the Monitoring Period and was $33.00. Because the closing price of the Reference Stock declined by more than the Protection Amount during the Monitoring Period, the notes will be automatically called on the date of the first such decline and you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, on the Call Settlement Date. Because the closing share price of the Reference Stock on the Call Date was $33.00, you will receive either 15 shares of the Reference Stock and $5.00 in cash, the value of the fractional shares, or at our election, $500.00 in cash.

If the notes are not automatically called, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $91.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive upon an automatic call and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the pricing date, the Initial Share Price was $66.63, and the Protection Amount was $19.99, subject to adjustments.

Chiquita Brands International, Inc. (“Chiquita Brands”)

According to its publicly available filings with the SEC, Chiquita Brands operates as a leading international marketer and distributor of bananas and other fresh produce sold under the “Chiquita” and other brand names and packaged salads sold under the “Fresh Express” brand primarily in the United States. Chiquita Brands also distributes and markets fresh-cut fruit and other branded, value-added fruit products. The common stock of Chiquita Brands, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Chiquita Brands in the accompanying product supplement no. 58-I. Chiquita Brands’ SEC file number is 001-01550.

Historical Information of the Common Stock of Chiquita Brands

The following graph sets forth the historical performance of the common stock of Chiquita Brands based on the weekly closing price (in U.S. dollars) of the common stock of Chiquita Brands from March 15, 2002 through January 26, 2007. The closing price of the common stock of Chiquita Brands on January 26, 2007 was $15.49. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-4

prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Chiquita Brands has experienced significant fluctuations. The historical performance of the common stock of Chiquita Brands should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Chiquita Brands during the term of the notes. We cannot give you assurance that the performance of the common stock of Chiquita Brands will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Chiquita Brands will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Chiquita Brands.

Examples of Hypothetical Payment at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Chiquita Brands

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Chiquita Brands, based on a range of hypothetical closing prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical Closing Price.” For this table of hypothetical payments at maturity or upon an automatic call, we have also assumed the following:

• the Initial Share Price: $15.50	• the Protection Amount: $4.65
• the Coupon Rate: 10.45%

Hypothetical Closing Price	Payment at Call Settlement Date	Total Value of Payment Received at Call Settlement Date*	Payment at Maturity**

N/A – closing price of Reference Stock never declines below $15.50	N/A	N/A	$1,000.00

N/A – closing price of Reference Stock never declines below $10.85	N/A	N/A	$1,000.00

$7.75	64 shares of the Reference Stock or the Cash Value thereof	$500.00	N/A

$5.00	64 shares of the Reference Stock or the Cash Value thereof	$322.58	N/A

$2.00	64 shares of the Reference Stock or the Cash Value thereof	$129.03	N/A

$0.00	64 shares of the Reference Stock or the Cash Value thereof	$0.00	N/A

*

On the Call Settlement Date, in addition to the Physical Delivery Amount, or the Cash Value thereof, you will receive any accrued and unpaid interest in cash up to and including the Call Date. In addition, if you receive the Physical Delivery Amount, the total value of payment received at the Call Settlement Date shown in the table above includes the value of any fractional shares, which will be paid in cash.

**	At maturity, assuming the notes have not been called, you will receive, in addition to the principal amount of your notes, any accrued and unpaid interest.

The following examples illustrate how the total value of payments received at maturity and on the Call Date set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $10.85. Because the closing price of the Reference Stock did not decline by more than the Protection Amount on any day during the Monitoring Period, you will receive a payment of $1,000 per $1,000 principal amount note at maturity.

Example 2: The closing price of the Reference Stock declined by more than the Protection Amount for the first time on one day during the Monitoring Period and was $7.75. Because the closing price of the Reference Stock declined by more than the Protection Amount during the Monitoring Period, the notes will be automatically called on the date of the

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-5

first such decline and you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, on the Call Settlement Date. Because the closing share price of the Reference Stock on the Call Date was $7.75, you will receive either 64 shares of the Reference Stock and $4.00 in cash, the value of the fractional shares, or at our election, $500.00 in cash.

If the notes are not automatically called, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $104.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive upon an automatic call and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the pricing date, the Initial Share Price was $15.49, and the Protection Amount was $4.65, subject to adjustments.

Foster Wheeler Ltd. (“Foster Wheeler”)

According to its publicly available filings with the SEC, Foster Wheeler is a global company offering, through its subsidiaries, a broad range of design, engineering, construction, manufacturing, project development and management, research and plant operation services. Foster Wheeler serves the refining, upstream oil and gas, LNG and gas-to-liquids, petrochemicals, chemicals, power, pharmaceuticals, biotechnology and healthcare industries. Foster Wheeler is based in Hamilton, Bermuda, and its operational headquarters are in Clinton, New Jersey. The common stock of Foster Wheeler, par value $0.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Foster Wheeler in the accompanying product supplement no. 58-I. Foster Wheeler’s SEC file number is 001-31305.

Historical Information of the Common Stock of Foster Wheeler

The following graph sets forth the historical performance of the common stock of Foster Wheeler based on the weekly closing price (in U.S. dollars) of the common stock of Foster Wheeler from January 4, 2002 through January 26, 2007. The closing price of the common stock of Foster Wheeler on January 26, 2007 was $53.98. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Foster Wheeler has experienced significant fluctuations. The historical performance of the common stock of Foster Wheeler should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Foster Wheeler during the term of the notes. We cannot give you assurance that the performance of the common stock of Foster Wheeler will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Foster Wheeler will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Foster Wheeler.

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-6

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Foster Wheeler

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Foster Wheeler, based on a range of hypothetical closing prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical Closing Price.” For this table of hypothetical payments at maturity or upon an automatic call, we have also assumed the following:

• the Initial Share Price: $54.00	• the Protection Amount: $16.20
• the Coupon Rate: 12.00%

Hypothetical Closing Price	Payment at Call Settlement Date	Total Value of Payment Received at Call Settlement Date*	Payment at Maturity**

N/A – closing price of Reference Stock never declines below $54.00	N/A	N/A	$1,000.00

N/A – closing price of Reference Stock never declines below $37.80	N/A	N/A	$1,000.00

$27.00	18 shares of the Reference Stock or the Cash Value thereof	$500.00	N/A

$10.00	18 shares of the Reference Stock or the Cash Value thereof	$185.19	N/A

$5.00	18 shares of the Reference Stock or the Cash Value thereof	$92.59	N/A

$0.00	18 shares of the Reference Stock or the Cash Value thereof	$0.00	N/A

*

On the Call Settlement Date, in addition to the Physical Delivery Amount, or the Cash Value thereof, you will receive any accrued and unpaid interest in cash up to and including the Call Date. In addition, if you receive the Physical Delivery Amount, the total value of payment received at the Call Settlement Date shown in the table above includes the value of any fractional shares, which will be paid in cash.

**	At maturity, assuming the notes have not been called, you will receive, in addition to the principal amount of your notes, any accrued and unpaid interest.

The following examples illustrate how the total value of payments received at maturity and on the Call Date set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $37.80. Because the closing price of the Reference Stock did not decline by more than the Protection Amount on any day during the Monitoring Period, you will receive a payment of $1,000 per $1,000 principal amount note at maturity.

Example 2: The closing price of the Reference Stock declined by more than the Protection Amount for the first time on one day during the Monitoring Period and was $27.00. Because the closing price of the Reference Stock declined by more than the Protection Amount during the Monitoring Period, the notes will be automatically called on the date of the first such decline and you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, on the Call Settlement Date. Because the closing share price of the Reference Stock on the Call Date was $27.00, you will receive either 18 shares of the Reference Stock and $14.00 in cash, the value of the fractional shares, or at our election, $500.00 in cash.

If the notes are not automatically called, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $120.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive upon an automatic call and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the pricing date, the Initial Share Price was $53.98, and the Protection Amount was $16.19, subject to adjustments.

Hess Corporation (“Hess”)

According to its publicly available filings with the SEC, Hess is a global integrated energy company engaged in the exploration for and the development, production, purchase, transportation and sale of crude oil and natural gas. Hess also manufactures, purchases, trades and markets refined petroleum and other energy products. On May 3, 2006, Hess changed its name from “Amerada Hess Corporation” to “Hess Corporation.” The common stock of Hess, par value $1.00 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Hess in the accompanying product supplement no. 58-I. Hess’ SEC file number is 001-01204.

Historical Information of the Common Stock of Hess

The following graph sets forth the historical performance of the common stock of Hess based on the weekly closing price (in U.S. dollars) of the common stock of Hess from January 4, 2002 through January 26, 2007. The closing price of

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-7

the common stock of Hess on January 26, 2007 was $51.94. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Hess has experienced significant fluctuations. The historical performance of the common stock of Hess should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Hess during the term of the notes. We cannot give you assurance that the performance of the common stock of Hess will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Hess will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Hess.

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Hess

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Hess, based on a range of hypothetical closing prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical Closing Price.” For this table of hypothetical payments at maturity or upon an automatic call, we have also assumed the following:

• the Initial Share Price: $52.00	• the Protection Amount: $15.60
• the Coupon Rate: 9.50%

Hypothetical Closing Price	Payment at Call Settlement Date	Total Value of Payment Received at Call Settlement Date*	Payment at Maturity**

N/A – closing price of Reference Stock never declines below $52.00	N/A	N/A	$1,000.00

N/A – closing price of Reference Stock never declines below $36.40	N/A	N/A	$1,000.00

$26.00	19 shares of the Reference Stock or the Cash Value thereof	$500.00	N/A

$10.00	19 shares of the Reference Stock or the Cash Value thereof	$192.31	N/A

$5.00	19 shares of the Reference Stock or the Cash Value thereof	$96.15	N/A

$0.00	19 shares of the Reference Stock or the Cash Value thereof	$0.00	N/A

*

On the Call Settlement Date, in addition to the Physical Delivery Amount, or the Cash Value thereof, you will receive any accrued and unpaid interest in cash up to and including the Call Date. In addition, if you receive the Physical Delivery Amount, the total value of payment received at the Call Settlement Date shown in the table above includes the value of any fractional shares, which will be paid in cash.

**	At maturity, assuming the notes have not been called, you will receive, in addition to the principal amount of your notes, any accrued and unpaid interest.

The following examples illustrate how the total value of payments received at maturity and on the Call Date set forth in the table above are calculated.

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-8

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $36.40. Because the closing price of the Reference Stock did not decline by more than the Protection Amount on any day during the Monitoring Period, you will receive a payment of $1,000 per $1,000 principal amount note at maturity.

Example 2: The closing price of the Reference Stock declined by more than the Protection Amount for the first time on one day during the Monitoring Period and was $26.00. Because the closing price of the Reference Stock declined by more than the Protection Amount during the Monitoring Period, the notes will be automatically called on the date of the first such decline and you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, on the Call Settlement Date. Because the closing share price of the Reference Stock on the Call Date was $26.00, you will receive either 19 shares of the Reference Stock and $6.00 in cash, the value of the fractional shares, or at our election, $500.00 in cash.

If the notes are not automatically called, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $95.00 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive upon an automatic call and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the pricing date, the Initial Share Price was $51.94, and the Protection Amount was $15.58, subject to adjustments.

The Talbots, Inc. (“Talbots”)

According to its publicly available filings with the SEC, Talbots is a leading international specialty retailer and cataloger of women’s, children’s and men’s apparel, shoes and accessories. Talbots operates stores in the United States, Canada and the United Kingdom, under the Talbots and J. Jill brand names. The common stock of Talbots, par value $.01 per share, is listed on the New York Stock Exchange, which we refer to as the Relevant Exchange for purposes of Talbots in the accompanying product supplement no. 58-I. Talbots’ SEC file number is 001-12552.

Historical Information of the Common Stock of Talbots

The following graph sets forth the historical performance of the common stock of Talbots based on the weekly closing price (in U.S. dollars) of the common stock of Talbots from January 4, 2002 through January 26, 2007. The closing price of the common stock of Talbots on January 26, 2007 was $23.27. We obtained the closing prices and other information below from Bloomberg Financial Markets, without independent verification. The closing prices and this other information may be adjusted by Bloomberg Financial Markets for corporate actions such as public offerings, mergers and acquisitions, spin-offs, delistings and bankruptcy. We make no representation or warranty as to the accuracy or completeness of the information obtained from Bloomberg Financial Markets.

Since its inception, the price of the common stock of Talbots has experienced significant fluctuations. The historical performance of the common stock of Talbots should not be taken as an indication of future performance, and no assurance can be given as to the closing prices of the common stock of Talbots during the term of the notes. We cannot give you assurance that the performance of the common stock of Talbots will result in the return of any of your initial investment. We make no representation as to the amount of dividends, if any, that Talbots will pay in the future. In any event, as an investor in the notes, you will not be entitled to receive dividends, if any, that may be payable on the common stock of Talbots.

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-9

Examples of Hypothetical Payment upon an Automatic Call or at Maturity for a $1,000 Investment in the Notes Linked to the Common Stock of Talbots

The following table illustrates hypothetical payments at maturity or upon an automatic call on a $1,000 investment in the notes linked to the common stock of Talbots, based on a range of hypothetical closing prices of the Reference Stock and assuming that the closing price of the Reference Stock declines in the manner set forth in the column titled “Hypothetical Closing Price.” For this table of hypothetical payments at maturity or upon an automatic call, we have also assumed the following:

• the Initial Share Price: $23.50	• the Protection Amount: $7.05
• the Coupon Rate: 10.95%

Hypothetical Closing Price	Payment at Call Settlement Date	Total Value of Payment Received at Call Settlement Date*	Payment at Maturity**

N/A – closing price of Reference Stock never declines below $23.50	N/A	N/A	$1,000.00

N/A – closing price of Reference Stock never declines below $16.45	N/A	N/A	$1,000.00

$11.75	42 shares of the Reference Stock or the Cash Value thereof	$500.00	N/A

$8.00	42 shares of the Reference Stock or the Cash Value thereof	$340.43	N/A

$4.00	42 shares of the Reference Stock or the Cash Value thereof	$170.21	N/A

$0.00	42 shares of the Reference Stock or the Cash Value thereof	$0.00	N/A

*

On the Call Settlement Date, in addition to the Physical Delivery Amount, or the Cash Value thereof, you will receive any accrued and unpaid interest in cash up to and including the Call Date. In addition, if you receive the Physical Delivery Amount, the total value of payment received at the Call Settlement Date shown in the table above includes the value of any fractional shares, which will be paid in cash.

**	At maturity, assuming the notes have not been called, you will receive, in addition to the principal amount of your notes, any accrued and unpaid interest.

The following examples illustrate how the total value of payments received at maturity and on the Call Date set forth in the table above are calculated.

Example 1: The lowest closing price of the Reference Stock during the Monitoring Period was $16.45. Because the closing price of the Reference Stock did not decline by more than the Protection Amount on any day during the Monitoring Period, you will receive a payment of $1,000 per $1,000 principal amount note at maturity.

Example 2: The closing price of the Reference Stock declined by more than the Protection Amount for the first time on one day during the Monitoring Period and was $11.75. Because the closing price of the Reference Stock declined by more than the Protection Amount during the Monitoring Period, the notes will be automatically called on the date of the first such decline and you will receive the Physical Delivery Amount of shares of the Reference Stock, or at our election, the Cash Value thereof, on the Call Settlement Date. Because the closing share price of the Reference Stock on the Call Date was $11.75, you will receive either 42 shares of the Reference Stock and $6.50 in cash, the value of the fractional shares, or at our election, $500.00 in cash.

If the notes are not automatically called, you will have received interest payments, for each $1,000 principal amount note, in the aggregate amount of approximately $109.50 over the term of the notes. The actual number of shares of the Reference Stock, or the Cash Value thereof, you receive upon an automatic call and the actual Protection Amount applicable to your notes may be more or less than the amounts displayed in this hypothetical and will depend in part on the Initial Share Price. On the pricing date, the Initial Share Price was $23.27, and the Protection Amount was $6.98, subject to adjustments.

JPMorgan Structured Investments — Auto Callable Reverse Exchangeable Notes Linked to the Common Stock of a Single Reference Stock Issuer	PS-10